SHAREHOLDER SERVICES AGREEMENT

         AGREEMENT made as of the 4th day of August, 2004, by and between CCMI Funds (the "Trust"), a Massachusetts business trust, having its principal office and place of business at 431 Pennsylvania Avenue, Indianapolis, IN 46204, with respect to certain series of the Trust (individually, a "Fund" and collectively, "Funds") set forth in exhibits hereto and National Bank of Commerce, Inc., a national banking association, having its principal office and place of business at One Commerce Square, Memphis, TN 38150 ("Service Provider").

1. The Trust has adopted a Shareholder Services Plan ("Plan") designed to compensate broker/dealers and other participating financial institutions and other persons for providing personal services for Fund shareholders and/or the maintenance of shareholder accounts ("Services"). The Trust hereby appoints Service Provider to render or cause to be rendered Services to shareholders of the Funds ("Services"). In addition to providing Services directly to shareholders of the Funds, Service Provider is hereby appointed the Trust's agent to select, negotiate and subcontract for the performance of Services. Service Provider hereby accepts such appointments. Service Provider agrees to provide or cause to be provided Services that in its best judgment (subject to supervision and control of the Trust's Board of Trustees) are necessary or desirable for shareholders of the Funds. Service Provider further agrees to provide the Trust, upon request, a written description of the Services that Service Provider is providing hereunder.

2. During the term of this Agreement, the Trust will pay Service Provider and Service Provider agrees to accept as full compensation for its services rendered hereunder a fee at an annual rate, calculated daily and payable monthly, up to 0.25% of 1% of average net assets of each class. For the payment period in which this Agreement becomes effective or terminates with respect to any Fund, there shall be an appropriate pro-ration of the monthly fee on the basis of the number of days that this Agreement is in effect with respect to such class during the month.

3. This Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year only if the form of this Agreement is approved at least annually by the Board of the Trust, including a majority of the members of the Board of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Trust's Plan or in any related documents to the Plan ("Disinterested Trustees") cast in person at a meeting called for that purpose.

4. Notwithstanding paragraph 3, this Agreement may be terminated as follows:

         (a) At any time, without the payment of any penalty, by the vote of a majority of the Disinterested Trustees or by a vote of a majority of the outstanding voting securities of the Trust as defined in Section 2(a)(42) of the Investment Company Act of 1940 on sixty (60) days' written notice to the parties to this Agreement;

         (b) Automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940; and

         (c) By any party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

5. Service Provider agrees to obtain any taxpayer identification number certification from each shareholder of the class to which it provides Services that is required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide the Trust or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

6. Service Provider shall not be liable for any error of judgment or mistake of law or for any loss suffered by any class in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Service Provider shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Any person, even though also an officer, trustee, partner, employee or agent of Service Provider, who may be or become a member of the Trust's Board, officer, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with the duties of Service Provider hereunder) to be rendering such services to or acting solely for the Trust and not as an officer, trustee, partner, employee or agent or one under the control or direction of Service Provider even though paid by Service Provider.

         This Section 6 shall survive termination of this Agreement.

7. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

8. Service Provider is expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of the Trust and agrees that the obligations assumed by the Trust pursuant to this Agreement shall be limited in any case to the Trust and its assets and that Service Provider shall not seek satisfaction of any such obligations from the shareholders of the Trust, the Trustees, Officers, Employees or Agents of the Trust, or any of them.

9. Notices of any kind to be given hereunder shall be in writing (including facsimile communication) and shall be duly given if delivered to the Trust at the following address: CCMI Funds, 431 Pennsylvania Avenue, Indianapolis, IN 46204, Attention: President and if delivered to Service Provider at One Commerce Square, Memphis, TN 38150, Attention: President.

10. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written. If any provision of this Agreement shall be held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby.

         Subject to the provisions of Sections 3 and 4, hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Indiana law; provided, however, that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940 or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

11. This Agreement may be executed by different parties on separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

12. Nothing in this Agreement shall prevent Service Provider from delegating its responsibilities to another entity to the extent provided herein.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                   CCMI Funds

                                                 By:  /s/ Anthony J. Ghoston

                                                 Name: Anthony J. Ghoston

                                                 Title: President


                                                 National Bank of Commerce, Inc.

                                                 By:  /s/ L.W. Edwards, Jr.

                                                 Name:  L.W. Edwards, Jr.

                                                 Title: Senior Vice President

                                    EXHIBIT A

                                     to the

                         Shareholder Services Agreement

                           Dated at of August 4, 2004

                                   CCMI Funds

                                 CCMI Bond Fund

         This Shareholder Services Agreement is adopted by CCMI Funds with respect to the Fund of the Trust set forth above.

         In compensation for the services provided pursuant to this Shareholder Services Agreement, National Bank of Commerce, Inc. will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the CCMI Bond Fund held during the month.


                                   CCMI Funds

                                                     By:  /s/ Anthony J. Ghoston

                                                     Name:  Anthony J. Ghoston

                                                     Title:  President

                                    EXHIBIT B

                                     to the

                         Shareholder Services Agreement

                           Dated as of August 4, 2004

                                   CCMI Funds

                    CCMI Tax-Exempt North Carolina Bond Fund

         This Shareholder Services Agreement is adopted by CCMI Funds with respect to the Fund of the Trust set forth above.

         In compensation for the services provided pursuant to this Shareholder Services Agreement, National Bank of Commerce, Inc. will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the CCMI Tax-Exempt North Carolina Bond Fund held during the month.


                                   CCMI Funds

                                                     By:  /s/ Anthony J. Ghoston

                                                     Name:  Anthony J. Ghoston

                                                     Title:  President

                                    EXHIBIT C

                                     to the

                         Shareholder Services Agreement


                           Dated as of August 4, 2004

                                   CCMI Funds

                                CCMI Equity Fund

         This Shareholder Services Agreement is adopted by CCMI Funds with respect to the Fund of the Trust set forth above.

         In compensation for the services provided pursuant to this Shareholder Services Agreement, National Bank of Commerce, Inc. will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the CCMI Equity Fund held during the month.


                                   CCMI Funds

                                                     By:  /s/ Anthony J. Ghoston

                                                     Name:  Anthony J. Ghoston

                                                     Title:  President